Exhibit 99.1

Introductory Note
On June 9, 2021, the Board of Directors approved a change of the Company's fiscal year end from April 30 to June 30. As a result, the Company's 2022 fiscal year began on July 1, 2021 and will end on June 30, 2022. The change to the fiscal year end had no impact on the Company’s historical consolidated financial position, results of operations, or cash flows. In order to aid in comparability to historical financial data, the Company has recast select unaudited historical financial information and metrics on the basis of a June 30 fiscal year end in the following table. Actual results for the comparable periods in the Company's 2022 fiscal year could differ materially from those experienced in the prior year periods reflected below.

SELECT RECAST FINANCIAL RESULTS		(Unaudited) (in 000's except per share amounts)
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended

REVENUES:
U.S. assisted tax preparation	$207,167	$34,020	$1,290,892	$608,331	$2,140,410
U.S. royalties	22,652	5,357	150,117	60,503	238,629
U.S. DIY tax preparation	47,463	6,114	181,294	132,418	367,289
International	58,776	26,637	62,869	81,125	229,407
Refund Transfers	6,113	397	134,799	31,047	172,356
Emerald Card®	12,436	9,962	73,647	48,050	144,095
Peace of Mind® Extended Service Plan	27,192	18,570	17,668	34,421	97,851
Tax Identity Shield®	8,994	4,809	8,643	18,553	40,999
Interest and fee income on Emerald AdvanceSM	526	14,039	38,247	429	53,241
Wave	13,737	14,837	16,082	18,478	63,134
Other	12,290	7,223	9,306	12,415	41,234
Total revenues	417,346	141,965	1,983,564	1,045,770	3,588,645

Compensation and benefits:
Field wages	92,545	66,307	409,741	243,530	812,123
Other wages	63,068	63,568	78,181	75,487	280,304
Benefits and other compensation	33,805	27,650	92,825	57,102	211,382
Total compensation and benefits	189,418	157,525	580,747	376,119	1,303,809

Occupancy	96,850	99,029	113,759	103,862	413,500
Marketing and advertising	15,492	15,490	183,109	50,654	264,745
Depreciation and amortization	38,237	39,699	39,100	37,782	154,818
Bad debt	520	16,570	46,066	19,197	82,353
Other	77,582	93,200	169,546	137,457	477,785
Total operating expenses	418,099	421,513	1,132,327	725,071	2,697,010

Other income (expense), net	2,504	538	449	1,498	4,989
Interest expense on borrowings	(34,697)	(21,489)	(22,471)	(20,834)	(99,491)
Pretax income (loss)	(32,946)	(300,499)	829,215	301,363	797,133
Income taxes (benefit)	27,964	(46,510)	69,543	55,678	106,675
Net income (loss) from continuing operations	(60,910)	(253,989)	759,672	245,685	690,458
Net loss from discontinued operations	(1,346)	(1,762)	(1,425)	(1,976)	(6,509)
Net income (loss)	$(62,256)	$(255,751)	$758,247	$243,709	$683,949

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$(0.32)	$(1.38)	$4.09	$1.32	$3.67
Discontinued operations	—	(0.01)	(0.01)	(0.01)	(0.03)
Consolidated	$(0.32)	$(1.39)	$4.08	$1.31	$3.64

WEIGHTED AVERAGE DILUTED SHARES	192,314	183,883	184,905	184,849	187,316

Adjusted Diluted EPS(1)	$(0.24)	$(1.28)	$4.11	$1.39	$3.94
EBITDA from continuing operations (1)	39,988	(239,311)	890,786	359,979	1,051,442

(1) All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Measures" for a reconciliation of non-GAAP measures.

Select Recast Non-GAAP Financial Measures

				(Unaudited) (in 000's)
NON-GAAP FINANCIAL MEASURE - EBITDA
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended

Net income (loss) - as reported	$(62,256)	$(255,751)	$758,247	$243,709	$683,949
Discontinued operations, net	(1,346)	(1,762)	(1,425)	(1,976)	(6,509)
Net income (loss) from continuing operations - as reported	(60,910)	(253,989)	759,672	245,685	690,458
Add back:
Income taxes (benefit)	27,964	(46,510)	69,543	55,678	106,675
Interest expense	34,697	21,489	22,471	20,834	99,491
Depreciation and amortization	38,237	39,699	39,100	37,782	154,818
	100,898	14,678	131,114	114,294	360,984

EBITDA from continuing operations	$39,988	$(239,311)	$890,786	$359,979	$1,051,442

		(Unaudited) (in 000s, except per share amounts)
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS
	September 30, 2020	December 31, 2020	March 31, 2021	June 30, 2021
	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Twelve Months Ended

Net income (loss) from continuing operations - as reported	$(60,910)	$(253,989)	$759,672	$245,685	$690,458

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	17,638	16,531	16,229	15,848	66,246
Tax effect of adjustments(1)	(1,854)	2,086	(11,699)	(3,648)	(15,115)
Adjusted net income (loss) from continuing operations	$(45,126)	$(235,372)	$764,202	$257,885	$741,589

Diluted earnings (loss) per share from continuing operations - as reported	$(0.32)	$(1.38)	$4.09	$1.32	$3.67
Adjustments, net of tax	0.08	0.10	0.02	0.07	0.27
Adjusted diluted earnings (loss) per share from continuing operations	$(0.24)	$(1.28)	$4.11	$1.39	$3.94

(1) The tax effect of adjustments is the difference between the tax provision calculation on a GAAP basis and on an adjusted non-GAAP basis.

NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.